                                                               EXECUTION VERSION

                                                                  [Exhibit 10.1]

                             SHAREHOLDERS' AGREEMENT

                                   DATED AS OF

                                DECEMBER 12, 2005

                                      AMONG

                             VALIDUS HOLDINGS, LTD.

                                       AND

                          THE SHAREHOLDERS NAMED HEREIN

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                   ARTICLE I.

                                   DEFINITIONS

SECTION 1.1  Definitions.................................................     1

                                   ARTICLE II.

                               REGISTRATION RIGHTS

SECTION 2.1  Demand Registration.........................................     6
SECTION 2.2  Piggyback Registration......................................     8
SECTION 2.3  Lock-Up Agreements..........................................     9
SECTION 2.4  Registration Procedures.....................................     9
SECTION 2.5  Indemnification by the Company..............................    13
SECTION 2.6  Indemnification by Participating Shareholders...............    14
SECTION 2.7  Conduct of Indemnification Proceedings......................    14
SECTION 2.8  Contribution................................................    15
SECTION 2.9  Participation in Public Offering............................    16
SECTION 2.10 Other Indemnification.......................................    16
SECTION 2.11 Exchange Act Filings, Rule 144..............................    16
SECTION 2.12 Termination of Registration Rights..........................    16
SECTION 2.13 Black-Out Period............................................    16

                                  ARTICLE III.

                        CERTAIN COVENANTS AND AGREEMENTS

SECTION 3.1  Restrictions................................................    17
SECTION 3.1A Business Activities.........................................    18
SECTION 3.2  Special Actions.............................................    18
SECTION 3.3  Confidentiality.............................................    18
SECTION 3.4  Conflicting Agreements......................................    19
SECTION 3.5  Acknowledgment..............................................    19
SECTION 3.6  Competition; No Fiduciary Duties............................    19
SECTION 3.7  Accounting; Financial Statements and other Information......    20
SECTION 3.8  Insurance...................................................    20
SECTION 3.9  Certain Tax Matters.........................................    20
SECTION 3.10 Ratification of Board.......................................    21
SECTION 3.11 Listed Transactions.........................................    21

                                   ARTICLE IV.

                                  MISCELLANEOUS

SECTION 4.1  Binding Effect; Assignability; Benefit......................    21

                                                                            PAGE
                                                                            ----
SECTION 4.2  Notices.....................................................    21
SECTION 4.3  Waiver; Amendment; Termination..............................    22
SECTION 4.4  Governing Law...............................................    22
SECTION 4.5  Jurisdiction................................................    22
SECTION 4.6  Waiver of Jury Trial........................................    23
SECTION 4.7  Specific Enforcement........................................    23
SECTION 4.8  Counterparts; Effectiveness.................................    23
SECTION 4.9  Entire Agreement............................................    23
SECTION 4.10 Captions....................................................    23
SECTION 4.11 Severability................................................    24
SECTION 4.12 Foreign Registration........................................    24

Exhibit A    Joinder Agreement...........................................   A-1
Exhibit B    Form of Investor Election...................................   B-1

                             SHAREHOLDERS' AGREEMENT

          This AGREEMENT dated as of December 12, 2005 is made among VALIDUS HOLDINGS, LTD., a company with limited liability organized under the laws of Bermuda (the "Company"), and the Persons listed on the signature pages attached hereto.

                                   WITNESSETH:

          WHEREAS, each of the Shareholders (as defined below) has subscribed to purchase Voting Common Stock or Non-Voting Common Stock (each, as defined below) (such shares of all Shareholders, together with any additional shares of Common Stock hereafter acquired by such Shareholders in any manner, and any Warrants (as defined below) held or hereafter acquired by such Shareholders, being referred to herein as the "Shares");

          WHEREAS, the Company owns the entire outstanding capital stock of Validus Reinsurance, Ltd., a limited liability company organized under the laws of Bermuda (the "Operating Company");

          WHEREAS, each of the Shareholders desires to promote the interests of the Company and the mutual interests of the Shareholders by establishing herein certain terms and conditions upon which the Shares will be held, including provisions relating to approval of various corporate actions;

          WHEREAS, each of the Shareholders has agreed that each of the Qualified Sponsors (as defined below) shall be entitled to certain rights set forth herein in recognition of their commitments to the Company, which rights are acknowledged by the Shareholders; and

          WHEREAS, the execution of this Agreement is a condition precedent to the purchase and sale of the Shares as contemplated in the Subscription Agreements (as defined below).

          NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

          SECTION 1.1 Definitions.

          (a) The following terms, as used herein, have the following meanings:

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term "Control" (including, with correlative meanings, the terms "Controlling", "Controlled By" and "Under Common Control With"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Board" means the board of directors of the Company.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Bermuda are not open for business.

          "Bye-laws" means the Bye-laws of the Company, as amended from time to time.

          "Code" means the United States Internal Revenue Code of 1986, as amended, and any successor thereto and the rules and regulations promulgated thereunder from time to time.

          "Common Stock" means, collectively, the Voting Common Stock and the Non-Voting Common Stock.

          "Company Securities" means (i) the Common Stock, (ii) securities convertible into or exchangeable for Common Stock, and (iii) options, warrants (including the Warrants) or other rights to acquire Common Stock.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, of the United States of America and the rules and regulations promulgated thereunder.

          "First Public Offering" means the first Public Offering after the date hereof.

          "Founder" means, collectively, the group of funds affiliated with Aquiline Capital Partners LLC which are holders of Company Securities.

          "Fully-Diluted" means, with respect to Company Securities, all outstanding shares and all shares issuable in respect of securities convertible into or exchangeable for such shares, all stock appreciation rights, options, warrants (including the Warrants) and other rights to purchase or subscribe for such Company Securities or securities convertible into or exchangeable for such Company Securities; provided that, if any of the foregoing stock appreciation rights, options, warrants or other rights to purchase or subscribe for such Company Securities are subject to vesting, the Company Securities subject to vesting shall be included in the definition of "Fully-Diluted" only upon and to the extent of such vesting.

          "Group" means a group of related persons for purposes of Section 13(d) of the Exchange Act.

          "GSCP V" means, collectively, the group of funds administered by the Principal Investment Area of The Goldman Sachs Group, Inc. which are holders of Company Securities.

          "Major Investor" means (a) each Qualified Sponsor, (b) each Shareholder who acquired at least $100 million of Common Stock on the date hereof, and (c) each Shareholder who, or a group of Shareholders acting together who in the aggregate, beneficially owns more than ten percent (10%) of the Company Securities, on a Fully Diluted basis either (x) immediately prior to the commencement of the First Public Offering or (y) on the date it purchased its Common Stock pursuant to the offering described in the Offering Memorandum. For the purposes of this definition, "beneficial ownership" shall include ownership by one or more Affiliates of such Shareholder.

          "Majority of the Qualified Sponsors" means a majority in number (i.e., initially 3 out of 5) of the Qualified Sponsors.

          "Memorandum" means the Amended and Restated Memorandum of Association of the Company, as amended from time to time.

          "Merrill" means, collectively, the group of funds/entities affiliated with Merrill Lynch, Pierce, Fenner & Smith Incorporated which are holders of Company Securities.

          "NASD" means the United States National Association of Securities Dealers, Inc.

          "New Mountain" means, collectively, the group of funds affiliated with New Mountain Capital, L.L.C. which are holders of Company Securities.

          "Non-Voting Common Stock" means the non-voting common shares, par value $0.10 per share, of the Company and any shares into which such shares may thereafter be converted or changed.

          "Offering Memorandum" means the Confidential Memorandum dated October 13, 2005, as supplemented on November 21, 2005 and December 5, 2005, and includes all exhibits, annexes and appendices thereto and any further amendments thereof and modifications and supplements thereto as may be made from time to time on or prior to the date hereof and delivered to the Shareholders.

          "Participating Shareholders" means the Shareholders that participate in any registration of Registrable Securities pursuant to Section 2.1 or Section 2.2, including any Requesting Shareholder.

          "Permitted Transferee" has the meaning set forth in the Bye-laws.

          "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan Options" means options issued by the Company pursuant to any stock option or similar plan (and any shares of Common Stock issuable upon exercise thereof or thereunder) approved by the Board where the primary purpose of such issuance is not to raise additional equity capital for the Company.

          "Public Offering" means a public offering of Common Stock pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form F-4 or Form F-8 or any similar or successor form.

          "Qualified Public Offering" means the first Public Offering in which gross proceeds of not less than $150.0 million (at a per share price of not less than $10 per share, as adjusted to give effect to stock splits, recombinations and other reclassifications) are raised for the Company and/or for selling shareholders after the date hereof.

          "Qualified Sponsor" means each Sponsor, except that, with respect to each Sponsor individually, a Sponsor shall cease to be a Qualified Sponsor from and after the date on which such Sponsor ceases to "beneficially own" (as such term is defined in Rule 13d-3 of the Exchange Act), as a result of a Transfer (excluding Transfers in accordance with clause (i) of the definition of Permitted Transferee), at least 33-1/3% of the number of shares of Common Stock (after giving effect to stock splits, recombination and other similar reclassifications) such Sponsor purchased in the offering described in the Offering Memorandum.

          "Registrable Securities" means, at any time, any Common Stock and any securities issued or issuable in respect of such Common Stock by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until (i) a registration statement covering such Common Stock has been declared effective by the SEC and such Common

Stock has been disposed of pursuant to such effective registration statement,
(ii) such Common Stock is sold under circumstances in which all of the applicable conditions of Rule 144 are met or such securities may be sold pursuant to Rule 144(k) (or any similar provisions then in force) under the Securities Act or (iii) such Common Stock is otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Common Stock not bearing the legend required pursuant to this Agreement and such Common Stock may be freely resold without subsequent registration under the Securities Act.

          "Registration Expenses" means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.4(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration,
(viii) reasonable fees and expenses of counsel for the Shareholders participating in the offering, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any "qualified independent underwriter," including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any "blue sky" or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents' and registrars' fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any "road shows" undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of-pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 2.4(m). Except as set forth above, Registration Expenses shall not include any out-of-pocket expenses of the Shareholders (or the agents who manage their accounts).

          "Rule 144" means Rule 144 and Rule 144A (or any successor provisions) under the Securities Act.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, of the United States of America and the rules and regulations promulgated thereunder.

          "Shareholder" means each Person (other than the Company) who shall be a party to this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Section 4.1 or otherwise, so long as such Person shall "beneficially own" (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.

          "Sponsor" means, individually, Founder, GSCP V, New Mountain, Vestar and Merrill.

          "Subscription Agreements" means, collectively, the subscription agreements pursuant to which Shares of the Company were purchased or otherwise acquired and all substantially identical agreements dated as of other dates.

          "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Supermajority of the Qualified Sponsors" means not less than 80% in number (i.e., initially 4 out of 5) of the Qualified Sponsors.

          "Transfer" means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

          "U.S. GAAP" means United States generally accepted accounting principles.

          "Vestar" means, collectively, the group of funds affiliated with Vestar Capital Partners which are holders of Company Securities.

          "Voting Common Stock" means shares of voting common shares, par value $0.10 per share, of the Company and any shares into which such shares may thereafter be converted or changed.

          "Warrants" mean any warrants to purchase Common Stock held by a Shareholder.

          (b) In addition, each of the following terms is defined in the Section set forth opposite such term:

          TERM              SECTION
          ----             --------
Black-Out Period           2.13
Company                    Preamble
Confidential Information   3.3(b)
Damages                    2.5
Demand Registration        2.1(a)
Indemnified Party          2.7
Indemnifying Party         2.7
Inspectors                 2.4(g)
Maximum Offering Size      2.1(e)
Operating Company          Recitals
Partner Distribution       2.1(a)
Piggyback Registration     2.2(a)
Records                    2.4(g)
Representatives            3.3(b)

          TERM              SECTION
          ----             --------
Requesting Shareholder     2.1(a)
Shares                     Recitals

                                   ARTICLE II.

                               REGISTRATION RIGHTS

          SECTION 2.1 Demand Registration.

          (a) If, at any time following the earlier of 180 days after the effective date of the registration statement for the First Public Offering and the expiration of the period during which the managing underwriters for the First Public Offering shall prohibit the Company from effecting any other public sale or distribution of Company Securities, the Company shall receive a request from a Major Investor (the "Requesting Shareholder") that the Company effect the registration under the Securities Act of all or any portion of such Requesting Shareholder's Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each, a "Demand Registration") at least 15 Business Days prior to the effective date of the registration statement relating to such Demand Registration to the other Shareholders holding Registrable Securities and thereupon shall use its commercially reasonable efforts to effect, as expeditiously as possible, subject to Section 2.1(e), the registration under the Securities Act of:

          (i) all Registrable Securities for which the Requesting Shareholder has requested registration under this Section 2.1, and

          (ii) all other Registrable Securities that any other Shareholder has requested the Company to register by written request received by the Company within ten (10) Business Days after such Shareholder receives the Company's notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered;

provided that, other than any Demand Registration to be effected pursuant to a Registration Statement on Form F-3 or S-3, as applicable (or any successor thereto), for which an unlimited number of Demand Registrations shall be permitted, and subject to Section 2.1(d), the Company shall not be obligated to effect more than (i) four (4) Demand Registrations in the aggregate, in the case of the Qualified Sponsors, and (ii) two (2) Demand Registrations in the aggregate, in the case of all other Major Investors; provided, further, that the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds $35,000,000. For the avoidance of doubt, a Participating Shareholder shall not be deemed to have made a Demand Registration request solely as a result of participating in a registration statement effected pursuant to a Demand Registration of another Requesting Shareholder.

          Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Major Investor seeking to effect a distribution to, and resale by, the members or partners of such Major Investor (a "Partner Distribution"), file at such Major Shareholder's cost and expense any prospectus supplement or post-effective amendments and otherwise take any action reasonably necessary to include therein all disclosure and language reasonably deemed necessary or advisable by such Shareholder if such disclosure or language was not included in the initial registration statement, or revise such disclosure or language if reasonably deemed necessary or advisable by such Major Investor, to disclose the Partner Distribution; provided that the Company shall not be required to take such action more than once a year with respect to any Shareholder.

          In no event shall the Company be required to effect more than one Demand Registration hereunder within any six month period.

          (b) Promptly after the expiration of the 10 Business Day period referred to in Section 2.1(a)(ii), the Company will notify all Participating Shareholders of the identities of the other Participating Shareholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholder may revoke such request, without liability to any of the other Participating Shareholders, by providing a notice to the Company revoking such request. Subject to Section 2.1(d), a request, so revoked, shall be considered to be a Demand Registration unless (i) such revocation arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request), (ii) after the date of the Demand Registration request, the Company postponed effecting the registration pursuant to clause (f) below and the Requesting Shareholder thereafter revoked such request (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request), or (iii) the Requesting Shareholder reimburses the Company for all Registration Expenses of such revoked request. The Company agrees to use commercially reasonable efforts to notify the Participating Shareholders if the price for any Company Securities to be registered for sale for the account of the Company is expected to occur outside of any expected pricing range disclosed to the Participating Shareholders; provided that the Company shall not have any such obligation with respect to any registration involving the registration of Company Securities only for the account of parties other than the Company.

          (c) The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected, except as set forth in Section 2.1(b)(iii).

          (d) A Demand Registration shall not be deemed to have occurred:

          (i) unless the registration statement relating thereto has become effective under the Securities Act and has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Participating Shareholders included in such registration have actually been sold thereunder); provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (i) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (ii) less than 75% of the Registrable Securities of the Requesting Shareholder sought to be included in such registration statement have been sold thereunder; or

          (ii) if the Maximum Offering Size is reduced in accordance with
     Section 2.1(e) such that less than 75% of the Registrable Securities of the Requesting Shareholder sought to be included in such registration are included.

          (e) If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Company and the Requesting Shareholder that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the "Maximum Offering Size"), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering
Size:

          (i) first, all Registrable Securities requested to be registered by the Participating Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of Registrable Securities owned by the Participating Shareholders), provided that no Shareholder who is an employee of the Company or its subsidiaries shall be entitled to sell pursuant to this Section 2.1 any Common Stock received pursuant to an employment agreement or a long term incentive plan approved by the Board until 180 days following the First Public Offering, and

          (ii) second, any securities proposed to be registered by the Company or any securities proposed to be registered for the account of any other Persons (including the Company), with such priorities among them as the Company shall determine.

          (f) Upon notice to the Requesting Shareholder, the Company may postpone effecting a registration pursuant to this Section 2.1 on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated or another investment banking firm of recognized national standing shall advise the Company and the Requesting Shareholder in writing that effecting the registration would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

          SECTION 2.2 Piggyback Registration.

          (a) Except in connection with any Demand Registration pursuant to
Section 2.1 hereof, if the Company proposes, at any time after the First Public Offering, to register any Common Stock under the Securities Act (other than a registration on Form F-8 or F-4, or S-8 or S-4, as applicable, or any successor forms, relating to Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such time give prompt notice at least 15 Business Days prior to the effective date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholder's rights under this
Section 2.2 and shall offer such Shareholder the opportunity to include in such registration statement the number of shares of Common Stock as each such Shareholder may request (a "Piggyback Registration"), subject to the provisions of Section 2.2(b) (it being understood that the rights of each Shareholder set forth in this Section 2.2 shall also be applicable to the First Public Offering if the shares of any Shareholder are included in the First Public Offering). Upon the request of any such Shareholder made within 10 Business Days after the receipt of notice from the Company (which request shall specify the number of shares of Common Stock intended to be registered by such Shareholder), the Company shall use all reasonable efforts to effect the registration under the Securities Act of all Common Stock that the Company has been so requested to register by all such Shareholders, to the extent requisite to permit the disposition of the shares of Common Stock so to be registered; provided that (i) if such registration involves an underwritten Public Offering, all such Shareholders requesting to be included in the Company's registration must sell their Common Stock to the underwriters selected as provided in Section 2.4(f) on the same terms and conditions as apply to the Company or the Shareholder requesting such registration, as applicable, and (ii) if, at any time after giving notice of its intention to register any Common Stock pursuant to this
Section 2.2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Common Stock, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Common Stock in connection with such registration. The Company shall notify the Participating Shareholders if the price for Common Stock to be registered for sale for the account of the Company is expected by the Company to occur outside of any previously publicly announced range; provided that the Company shall not have any such obligation with respect to any registration involving the registration of Common Stock only for the account of parties other than the Company. No registration effected under this Section 2.2 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.1. The Company shall pay all Registration Expenses in connection with each Piggyback Registration. For the avoidance of doubt, participation in a Piggyback Registration shall not in and of itself be deemed to be an exercise of a Shareholder's Demand Registration rights.

          (b) In any Piggyback Registration (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.1(e) shall apply), if the Company determines, or if Merrill Lynch, Pierce, Fenner & Smith Incorporated or another investment banking firm of recognized national standing shall advise the Company, that the number of shares of Common Stock that the Company and such Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

          (i) first, so much of the Common Stock proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size,

          (ii) second, all Common Stock requested to be included in such registration by any Shareholders pursuant to this Section 2.2 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of shares of Common Stock owned by such Shareholders), provided that no Shareholder who is an employee of the Company or its subsidiaries shall be entitled to sell pursuant to this Section 2.2 any Common Stock received pursuant to an employment agreement or a long term incentive plan approved by the Board until 180 days following the First Public Offering, and

          (iii) third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

          SECTION 2.3 Lock-Up Agreements.

          In connection with any Public Offering, neither the Company nor any Shareholder shall effect any public sale or distribution of any Company Securities or other security of the Company (except as part of such Public Offering) during the period beginning 14 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 180 days in the case of the First Public Offering and 90 days in the case of any subsequent Public Offering.

          SECTION 2.4 Registration Procedures.

          Whenever Shareholders request that any Registrable Securities be registered pursuant to Sections 2.1 or 2.2, subject to the provisions of such Sections, the Company shall use all reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

          (a) The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof (including Partner Distributions) (and if at such time the Company is a "well known seasoned issuer" (within the meaning of the Securities Act), the Company shall file an automatic shelf registration (unless one is already filed and effective) for Shareholders to use for the sale of their Registrable Securities) and use all reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a shelf registration statement, two years (or such shorter period in which all of the Registrable Securities of the Participating Shareholders included in such registration statement shall have actually been sold thereunder).

          (b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each Participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed for their reasonable and timely review and comment, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder. Each Participating Shareholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Shareholder and the Company shall use all reasonable efforts to comply with such request; provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (c) After the filing of the registration statement, the Company shall
     (i) cause the related prospectus to be amended or supplemented by any required prospectus amendment or supplement, and, as so amended or supplemented, to be filed pursuant to Rule 424 under the Securities Act,
     (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Participating Shareholders set forth in such registration statement or amendment or supplement to such prospectus and
     (iii) promptly notify each Participating Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and use commercially reasonable best efforts to prevent the entry of such stop order or to remove it if entered.

          (d) The Company shall use all reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions in the United States as any Participating Shareholder holding such Registrable Securities reasonably (in light of such Shareholder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder; provided that the Company shall not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.4(d), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction.

          (e) The Company shall, subject to Section 2.13, immediately notify each Participating Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

          (f) The Company shall have the right to select the underwriter or underwriters in connection with any underwritten Public Offering resulting from the exercise by any Major Investor of a Demand Registration or in connection with any other underwritten Public Offering, provided that the lead underwriter shall, in the case of an underwritten Public Offering effected pursuant to Section 2.1, be reasonably acceptable to the Shareholders holding a majority of the Registrable Securities proposed to be sold in such underwritten Public Offering; and provided, further, that in connection with the First Public Offering and any Public Offering effected pursuant to Section 2.1, each of GSCP V and Merrill shall be entitled to require that the Company appoint Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, respectively, to act as a lead managing underwriter for the First Public Offering and any such Public Offering, provided that, with respect to each such underwriter individually (a) each such underwriter shall be at such time recognized as a leading underwriter for such securities and (b) GSCP V and Merrill, as applicable, shall be Qualified Sponsors at such time, provided the terms offered are market terms. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD. In connection with any Public Offering for which Goldman, Sachs & Co. and/or Merrill Lynch, Pierce, Fenner & Smith Incorporated acts as an underwriter, the Public Offering shall be effected in such a manner that at no time shall Goldman, Sachs & Co. and/or Merrill Lynch, Pierce, Fenner & Smith Incorporated hold any shares of Voting Common Stock of the Company.

          (g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Participating Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 2.4 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is required pursuant to applicable law or regulation or judicial process. Each Participating Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. Each Participating Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential. The provisions of this Section 2.4(g) shall not be interpreted as requiring any Participating Shareholder to conduct due diligence or imparting any due diligence responsibility, unless and only to the extent imposed by applicable law.

          (h) The Company shall (i) furnish to each Participating Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Shareholder or underwriter, of an opinion or opinions of counsel to the Company and (ii) in the case of an underwritten offering, furnish to each underwriter and use commercially reasonable efforts to furnish to each Participating Shareholder a comfort letter or comfort letters from the Company's independent public accountants addressed to such underwriter or Shareholder, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as Shareholders holding a majority of the Registrable Securities being sold in the offering or the managing underwriter therefore reasonably requests.

          (i) The Company shall otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of
     Section 11(a) of the Securities Act and Rule 158 thereunder.

          (j) The Company may require each such Participating Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

          (k) Each such Participating Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(e) or 2.13, such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.4(a) or 2.13, as applicable) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.4(e) or 2.13, as applicable, to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 2.4(e).

          (l) The Company shall use commercially reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

          (m) The Company shall have appropriate officers of the Company (i) prepare and make presentations at any "road shows" and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities, including, without limitation, by executing customary underwriting agreements.

          (n) The Company shall appoint a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

          (o) The Company shall endeavor to deliver to each Participating Shareholder and each underwriter, if any, copies of all correspondence between the SEC and the Company when all such comments have been substantially completed, except to the extent that such correspondence contains, in the judgment of the Company, confidential or sensitive information.

          (p) The Company shall provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement.

          (q) The Company shall reasonably cooperate with the Participating Shareholders and the lead underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement or, if not an underwritten offering, in accordance with the reasonable instructions of the Participating Shareholders at least one Business Day prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof.

          If any registration statement or comparable statement under state "blue sky" laws refers to any Shareholder by name or otherwise as the Shareholder of any securities of the Company, then such Shareholder shall have the right to require, subject to applicable law and requirements imposed, required or requested by any governmental authority, (i) the insertion therein of language to the effect that the holding by Shareholders of such securities is not to be construed as a recommendation by any Shareholders of the investment quality of the Company's securities covered thereby and that such holding does not imply that any Shareholder will assist in meeting any future financial requirements of the Company, or (ii) the deletion of the reference to such Shareholder.

          SECTION 2.5 Indemnification by the Company.

          The Company agrees to indemnify and hold harmless each Participating Shareholder holding Registrable Securities covered by a registration statement, its affiliates, and its and their respective officers, directors, employees, members, managers, shareholders, partners, representatives, advisors and agents, and each Person, if any, who controls such Shareholder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys' fees and expenses) ("Damages") caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities

(as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder's behalf expressly for use therein.

          The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 2.5 or otherwise on commercially reasonable terms negotiated on an arm's length basis with such underwriters.

          SECTION 2.6 Indemnification by Participating Shareholders.

          Each Participating Shareholder holding Registrable Securities included in a registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only with respect to information furnished in writing by such Shareholder or on such Shareholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 2.6. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Participating Shareholder shall be liable under this Section 2.6 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.

          SECTION 2.7 Conduct of Indemnification Proceedings.

          If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 2, such Person (an "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent and only to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

          It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

          SECTION 2.8 Contribution.

          If the indemnification provided for in this Article 2 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Participating Shareholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Shareholders or by such underwriters. The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Participating Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.8 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.8, no Participating Shareholder shall be required to contribute any amount for Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Participating Shareholder's obligation to contribute pursuant to this Section 2.8 is several in the proportion that the net proceeds of the offering received by such Shareholder bears to the total net proceeds of the offering received by all such Participating Shareholders and not joint.

          SECTION 2.9 Participation in Public Offering.

          No Person may participate in any Public Offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

          SECTION 2.10 Other Indemnification.

          Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Participating Shareholder with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

          SECTION 2.11 Exchange Act Filings, Rule 144.

          If at any time the Company registers any of the Shares pursuant to
Section 12(b) or 12(g) of the Exchange Act, the Company will thereafter (until such time, if any, as the Shares are deregistered under the Exchange Act) use commercially reasonable efforts to file reports in compliance with the Exchange Act and will, at the Company' expense, forthwith upon the reasonable request of any Shareholder seeking to transfer Shares, deliver to such Shareholder a certificate, signed by an officer of the Company, containing (to the extent applicable) the statement contemplated by the third sentence of paragraph (c)(1) of Rule 144 (unless the Company has already made the statement contemplated by the second sentence of said paragraph (c)(1)).

          SECTION 2.12 Termination of Registration Rights.

          On and after the fifth anniversary of the date of the Qualified Public Offering, the rights granted under Section 2.2 shall apply only to Registrable Securities held by the Shareholders and the provisions of Section 2.3 shall apply only to Shareholders that hold Registrable Securities.

          SECTION 2.13 Black-Out Period.

          Upon notice to Shareholders with Common Stock registered under a registration statement effected pursuant to Section 2.1 or 2.2, the Company may suspend the use of the prospectus included in such registration statement in the event that and for a period of time (the "Black-Out Period") not to exceed an aggregate of 90 days during any twelve-month period if the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interest of the Company. Upon receiving such notice, each Shareholder agrees not to use such prospectus until the earlier of the expiration of such 90 day period or the date such Shareholder receives notice from the Company that the Black-Out Period has expired.

                                  ARTICLE III.

                        CERTAIN COVENANTS AND AGREEMENTS

          SECTION 3.1 Restrictions.

          Prior to the Qualified Public Offering, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions without the prior written consent of a Majority of the Qualified Sponsors:

          (a) issue, repurchase, sell or grant, or enter into any agreement providing for the issuance (contingent or otherwise) of, any of its capital stock or other equity securities (including, without limitation, any notes or debt securities, in each case, containing equity features, and any of its Company Securities) except for (A) the issuance of or payment of dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (B) the issuance of shares of Common Stock upon the conversion, exchange or exercise of any Company Securities outstanding as of the date hereof or issued in a transaction that was otherwise subject to this Section 3.1, (C) the issuance of Plan Options and/or Common Stock or rights to receive Common Stock under any long term incentive plan established by the Board not to exceed 5% of the equity of the Company outstanding as of the date of completion of the offering contemplated by the Offering Memorandum and the issuance of Common Stock upon the conversion, exchange or exercise of Plan Options or rights issued under such long term incentive plan, (D) the issuance of Company Securities as contemplated by the Offering Memorandum or this Agreement,
     (E) to the extent such transaction is between and among the Company and its Subsidiaries and (F) securities issued upon the conversion, exchange and/or the exercise of any securities the creation, designation, authorization, issuance, sale or grant of which is approved or permitted pursuant to this
     Section 3.1;

          (b) except for letter of credit and similar facilities in support of the ordinary course insurance and/or reinsurance operations of the Company and its Subsidiaries, create, incur or assume (A) indebtedness (other than intercompany indebtedness) for borrowed money or funded indebtedness, (B) any lease obligations that would be required to be reflected as a liability on the face of the consolidated balance sheet of the Company prepared in accordance with U.S. GAAP, (C) any indebtedness described in (A) or (B) above guaranteed by the Company or any Subsidiary of the Company (excluding intercompany debt and guarantees and guarantees by the Company or any Subsidiary of the Company of performance obligations of any of the Company or its Subsidiaries), (D) any obligations under, or associated with, any hedging or swap agreements, and (E) any obligation owed for all or any part of the deferred purchase price of property or services, in each case, which
     (a) would reasonably be likely to result in a ratings downgrade from A.M. Best Company to a rating lower than "A-" or (b) in the aggregate exceeds $150.0 million in principal amount; or

          (c) engage in any line of business other than the business described in the Offering Memorandum and businesses reasonably related thereto.

          SECTION 3.1A Business Activities.

          Unless it has obtained the specific consent of the Board in advance, the Company will (and will cause its Subsidiaries to) use commercially reasonable efforts (i) to conduct its operations and the operations of its non-U.S. Subsidiaries in Bermuda or elsewhere outside the United States and to limit its activities and the activities of its non-U.S. Subsidiaries such that neither it nor its non-U.S. Subsidiaries would reasonably be expected to be considered engaged in a U.S. trade or business for U.S. federal income tax purposes; (ii) to conduct its business and the business of its Subsidiaries and to manage its income and assets and those of its Subsidiaries in such a manner that it and its non-U.S. Subsidiaries would not reasonably be expected to be considered "passive foreign investment companies" for U.S. federal income tax purposes; and (iii) to conduct its business and the business of its Subsidiaries such that no direct or indirect beneficial owner of Company Securities known to the Company (after reasonable inquiry) would reasonably be expected to have "related party insurance income" inclusions for U.S. federal income tax purposes as a result of being such a direct or indirect beneficial owner (assuming that the relevant Shareholder has provided all relevant information to the Company upon written request of the Company). For the avoidance of doubt, commercially reasonable efforts will include, when appropriate, consulting with advisors with respect to the matters described in this covenant.

          SECTION 3.2 Special Actions.

          Commencing with the eighteen-month anniversary of the date hereof, if the Qualified Public Offering has not occurred, the Company will take such steps as are reasonably requested by a Majority of the Qualified Sponsors to effectuate an initial public offering or, at the Board's option, such other transaction as will result in Liquidity for all the Common Stock. "Liquidity" for this purpose shall mean publicly-traded stock or securities or cash.

          SECTION 3.3 Confidentiality.

          (a) Each Shareholder agrees that Confidential Information furnished and to be furnished to it was and shall be made available in connection with such Shareholder's investment in the Company. Each Shareholder agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose (including to disadvantage competitively the Company or any other Shareholder). Each Shareholder further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

          (i) to such Shareholder's Representatives in the normal course of the performance of their duties to such shareholder or to any financial institution providing credit to such Shareholder,

          (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Shareholder is subject); provided that such Shareholder give the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Shareholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation)),

          (iii) to any regulatory authority to which the Shareholder or any of its affiliates is subject or with which it has regular dealings, as long as such authority or agency is advised of the confidential nature of such information, or

          (iv) if the prior written consent of the Board shall have been obtained.

          (b) "Confidential Information" means any information concerning the Sponsors or the Company, the Operating Company or any Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company or any such Persons in the possession of or furnished to any Shareholder; provided that the term "Confidential Information" does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or its partners, shareholders, members, directors, officers, employees, agents, counsel, investment advisers or representatives (all such persons being collectively referred to as "Representatives") in violation of the applicable agreement, such as the Subscription Agreement or this Agreement, (ii) is or was available to such Shareholder on a non-confidential basis prior to its disclosure to such Shareholder or its Representatives by the Company or the Operating Company,
(iii) was or becomes available to such Shareholder on a non-confidential basis from a source other than the Company or the Operating Company, which source is or was (at the time of receipt of the relevant information) not, to the best of such Shareholder's knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person.

          SECTION 3.4 Conflicting Agreements.

          This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, oral or written, by or among the parties hereto with respect to the subject matter hereof, other than the Subscription Agreements, the Bye-laws and the Memorandum.

          SECTION 3.5 Acknowledgment.

          Each Shareholder acknowledges and agrees that none of the Sponsors nor any of their respective Affiliates is a guarantor of, or is otherwise responsible for, the Company's profitability or viability.

          SECTION 3.6 Competition; No Fiduciary Duties.

          (a) The Company and each Shareholder acknowledges and agrees that each Shareholder, its Affiliates and their respective officers, directors, employees and agents may, alone or in combination with any other person, engage in activities or businesses, make investments in and acquisitions of any person, and enter into partnerships and joint ventures with any person, whether or not competitive now or in the future with the businesses or activities of the Company, and neither the Company nor any Shareholder shall have the right to disclosure of any information in regard thereto (except to the extent required by, or reasonably necessary to ensure each Shareholder's and the Company's compliance with, applicable law, including the Code or as required by the Company's Bye-Laws relating to disclosure by directors of conflicts of interest), to participate therein, or to derive any profits therefrom. Notwithstanding the foregoing, this Section 3.6 shall not permit any Shareholder to use Confidential Information in a manner prohibited by Section 3.3 or other applicable law.

          (b) The Company and each Shareholder acknowledges and agrees that no Shareholder, nor any of its Affiliates or any of their respective officers, directors, employees and agents, shall have any obligation to refer to the Company any business opportunities presented or developed by any of them.

          (c) The Company and each Shareholder acknowledges and agrees that certain Shareholders are, and may in the future be, engaged in businesses and activities which, directly or indirectly, compete with the businesses of the Company or its Subsidiaries. The Shareholders agree that no violation of this Agreement shall exist as a result of: (i) the fact that a director, officer or employee of a Shareholder or any Affiliate thereof that is familiar with the activities and operations of the Company or its Subsidiaries (as a director, officer or employee of the Company or the Operating Company or otherwise) engages in, or participates in a supervisory capacity relating to, a similar or competing activity (it being understood that such circumstances are expected to occur); or (ii) the existence of any activity or business of any Shareholder or Affiliate thereof which is similar to or competes with, directly or indirectly, the business of the Company or the Operating Company.

          (d) The Company and each Shareholder acknowledges and agrees that no Shareholder shall have any fiduciary duties to the Company or to any other Shareholder with respect to the matters covered by this Section 3.6.

          (e) For the avoidance of doubt, the provisions of this Section 3.6 shall not in any way affect or diminish any separate undertaking under any separate agreement entered into between the Company or its Subsidiaries, on the one hand, and any other Person, on the other, or any obligation or duty owed as a result of a Person's capacity as an employee, director, consultant or agent or any similar capacity of the Company or its Subsidiaries.

          SECTION 3.7 Accounting; Financial Statements and other Information.

          (a) The Company will maintain a system of accounting established and administered in accordance with U.S. GAAP. During any period when the Company is not subject to the reporting obligations of Section 15(d) of the Exchange Act, the Company agrees to provide to each Shareholder as promptly as practicable following (a) the end of each of the first three fiscal quarters of the year (commencing with the quarter ending March 31, 2006) an unaudited quarterly report setting forth its balance sheet as of the end of such period, its statement of income for such period and its statement of cash flows for such period, in each case prepared in accordance with U.S. GAAP and (b) the end of each fiscal year of the Company (commencing with the fiscal year ending December 31, 2006), an audited annual report setting forth its balance sheet as of the end of such period, its statement of income for such period, statement of changes in shareholders' equity for such period and its statement of cash flows for such period, in each case prepared in accordance with U.S. GAAP.

          SECTION 3.8 Insurance.

          The Company shall obtain and maintain directors' and officers' liability insurance for the benefit of all the directors and officers (and, if the Board so determines in its sole discretion, any employees of the Company or the Operating Company), in each case on such terms and conditions as the Board shall approve in its sole discretion.

          SECTION 3.9 Certain Tax Matters.

          At the end of each fiscal year, the Company will provide to each Shareholder a statement of whether the Company believes that it is or is not a "passive foreign investment company" or "PFIC" for U.S. federal income tax purposes. If the Company believes that it is a PFIC, it will take commercially reasonable efforts to provide Shareholders with the necessary information for Shareholders to make the "qualified electing fund" election described in Section 1295(b) of the Code.

          SECTION 3.10 Ratification of Board.

          Each Shareholder shall have the right to ratify the directors and Designated Company Directors (as defined in the Bye-laws) of the Company by delivering the investor election set forth as Exhibit B hereto.

          SECTION 3.11 Listed Transactions.

          It is the intention of the Company that neither the Company nor any of its Subsidiaries will enter into any transaction that is, at the time such transaction is entered into, a "listed transaction" within the meaning of U.S. Treasury regulations promulgated under Section 6011 of the Code and, if the Company or any of its Subsidiaries participate in a reportable transaction described in the aforesaid U.S. Treasury regulations, the Company will provide to the Shareholders information sufficient for the Shareholders to timely comply with any resulting U.S. tax reporting obligations.

                                   ARTICLE IV.

                                  MISCELLANEOUS

          SECTION 4.1 Binding Effect; Assignability; Benefit.

          (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns; provided, however, that this Agreement shall not inure to the benefit of or be binding on, or be assignable or transferable by any Shareholder to, any Person acquiring Company Securities in any Public Offering or pursuant to Rule 144. Any Shareholder that ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than (i) the provisions of Sections 2.5, 2.6, 2.7, 2.8 and 2.10 applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Company Securities, (ii)
Section 3.3 and (iii) this Article IV.

          (b) Notwithstanding the provisions of Section 4.1(a), additional holders of Company Securities may be added to and bound by this Agreement as a "Shareholder" upon the signing and delivery by the Company of an agreement of joinder in the form attached hereto as Exhibit A and the acceptance thereof by such additional holders.

          (c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          SECTION 4.2 Notices.

          All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, if to the Company to:

          Validus Holdings, Ltd.
          Mintflower Place
          8 Par-La-Ville Road, Third Floor
          Hamilton HM08 Bermuda
          Attention: Edward Noonan

          with a copy to:

          Cahill Gordon & Reindel LLP
          80 Pine Street
          New York, New York 10005
          Attention: Michael A. Becker, Esq.
                     John Schuster, Esq.
          Facsimile: (212) 269-5420

and if to a Shareholder, at such Shareholder's address as set forth in the Register of Members (as defined in the Bye-laws) maintained by the Company. Any Person that becomes a Shareholder shall promptly provide its address and fax number to the Company.

          All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.

          Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

          SECTION 4.3 Waiver; Amendment; Termination.

          (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with approval of the Board, a Supermajority of the Qualified Sponsors and Shareholders holding at least a majority of the outstanding Shares held by the parties hereto at the time of such proposed amendment or modification.

          (b) In addition, any amendment or modification of any provision of this Agreement that would adversely affect a Shareholder in a manner different from any other Shareholder may be effected only with the consent of such Shareholder.

          SECTION 4.4 Governing Law.

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

          SECTION 4.5 Jurisdiction.

          The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section
4.2 shall be deemed effective service of process on such party; provided that, in lieu of being subject to service of process by the methods provided in
Section 4.2, each Shareholder, by providing written notice to the Company, may designate an agent with an office in New York City (or other location approved by the Company) to receive service of process on behalf of such Shareholder.

          SECTION 4.6 WAIVER OF JURY TRIAL.

          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 4.7 Specific Enforcement.

          Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

          SECTION 4.8 Counterparts; Effectiveness.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

          SECTION 4.9 Entire Agreement.

          This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof.

          SECTION 4.10 Captions.

          The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

          SECTION 4.11 Severability.

          If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

          SECTION 4.12 Foreign Registration.

          In the event Securities are to be registered in a jurisdiction other than the United States, the parties hereto agree to negotiate in good faith to amend this agreement as necessary in order to provide for rights and benefits with respect to such registration comparable to those contained herein.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        VALIDUS HOLDINGS, LTD.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        SHAREHOLDERS

                                        Name of Shareholder:

                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

                       JOINDER TO SHAREHOLDERS' AGREEMENT

          This Joinder Agreement (this "Joinder Agreement") is made as of the date written below by the undersigned (the "Joining Party") in accordance with the Shareholders' Agreement dated as of December 12, 2005 (the "Shareholders' Agreement") among Validus Holdings, Ltd. and the Shareholders party thereto, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders' Agreement.

          The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Shareholders' Agreement as of the date hereof and shall have all of the rights and obligations of a "Shareholder" thereunder as if it had executed the Shareholders' Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders' Agreement.

          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

          Date: ___________ ___, _____

                                        [NAME OF JOINING PARTY]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address for Notices:
                                                             -------------------

                                    EXHIBIT B

                                INVESTOR ELECTION

By checking one of the boxes below, the undersigned Shareholder hereby either
(i) ratifies the Directors and Alternate Directors of Validus Holdings, Ltd. and the Directors of Validus Reinsurance, Ltd. named in the Offering Memorandum, as supplemented to the date hereof or (ii) withholds from doing so.

VALIDUS HOLDINGS, LTD.:

     APPROVED: [ ]

     WITHHELD: [ ]

VALIDUS REINSURANCE, LTD.:

     APPROVED: [ ]

     WITHHELD: [ ]

                                        Name of Shareholder:
                                                             -------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Dated: December _______, 2005.


                                       B-1